Exhibit 5.1
26 January, 2011

LDK Solar Co., Ltd. Hi-Tech Industrial Park Xinyu City Jiangxi Province 338032	DIRECT LINE: 2842 9521 E-MAIL: Flora.Wong@conyersdillandpearman.com OUR REF: M#872634/D#352605 YOUR REF:
People’s Republic of China
Dear Sirs,
LDK Solar Co., Ltd. (the “Company”)
We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-3 (Registration No.      ) and the base prospectus included therein (the “Prospectus”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 26 January, 2011 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares, par value US$0.10 each (“Ordinary Shares”), preference shares (“Preference Shares” and, together with Ordinary Shares, “Equity Securities”, which term includes any ordinary shares or preference shares to be issued pursuant to the conversion, exchange or exercise of any other Securities), senior debt securities (“Senior Debt Securities”), subordinated debt securities (“Subordinated Debt Securities” and, together with Senior Debt Securities, “Debt Securities”), warrants (“Warrants”) and units consisting of any combination of the foregoing securities (“Units”) of the Company (collectively, the “Securities”).
The Company is proposing to issue new Ordinary Shares pursuant to the Registration Statement and the Underwriting Agreement (the “Underwriting Agreement”) entered or to be entered into among the Company and the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”) and certain other parties thereto. The Ordinary Shares will be represented by way of American Depositary Shares of the Company (the “ADSs”) and deposited pursuant to a deposit agreement (the “Deposit Agreement”) dated as of May 31, 2007 made among the Company, JPMorgan Chase Bank, N.A. as depositary (the “Depositary”) and all Holders from time to time of American depository receipts issued thereunder.
For the purposes of giving this opinion, we have examined copies of the following documents:
(a)	the Registration Statement (including the Prospectus) filed with the Commission on 26 January, 2011; and

(b)	a final form of the Underwriting Agreement.

Conyers Dill & Pearman
LDK Solar Co., Ltd.
26 January, 2011
We have also reviewed (1) the fourth amended and restated memorandum and articles of association (“Memorandum and Articles of Association”) of the Company, (2) a copy of the resolutions of the directors of the Company passed on 25 January, 2011 (the “Resolutions”), (3) a copy of a certificate of good standing dated 20 January, 2011 issued by the Registry of Companies in and for the Cayman Islands in respect of the Company, (4) the results of our searches against the Company at the Companies Registry and Grand Court in the Cayman Islands conducted on 20 January, 2011, (5) a certificate of the director of the Company dated 26 January, 2011, and (6) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Memorandum and Articles of Association will not be amended in any manner that would affect the opinions expressed herein, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities, (h) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board of Directors, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, (i) that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (j) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, including the Underwriting Agreement, and the due execution and delivery thereof by each party thereto; (k) the validity and binding effect under the laws of the State of New York, U.S.A. (“New York Laws”) of the Underwriting Agreement which is expressed to be governed by New York Laws in accordance with their respective terms, (l) no

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Conyers Dill & Pearman
LDK Solar Co., Ltd.
26 January, 2011
invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Ordinary Shares and/or ADSs, (m) none of the ADSs have been offered or issued to residents of the Cayman Islands, (n) that the Registration Statement has become effective prior to, or concurrent with, the sale of the ADSs pursuant to the Registration Statement, (o) that on the date of entering into the Underwriting Agreement the Company was, and after entering into the Underwriting Agreement continues to be, able to pay its liabilities as they become due.
The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Securities, the Underwriting Agreement and any indenture or other agreement or document relating thereto. In particular, the obligations of the Company under the Securities, the Underwriting Agreement and any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company if there are other proceedings simultaneously underway against the Company in another jurisdiction.
We express no opinion as to validity or the binding effect of obligations to make any payment at an increased rate on overdue amounts or on the happening of an event of default or to pay a specified rate of interest on the amount of a judgment after the date of judgement. We express no opinion in respect of the enforceability of any provision in the Underwriting Agreement which purports to fetter the statutory powers of the Company.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is

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Conyers Dill & Pearman
LDK Solar Co., Ltd.
26 January, 2011
issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.
On the basis of and subject to the foregoing, we are of the opinion that:
1.	The Company has been duly incorporated and is validly existing under the laws of the Cayman Islands.

2.	The allotment and issue of the Ordinary Shares underlying the ADSs to be issued pursuant to the Registration Statement and the Underwriting Agreement, if any, has been duly authorized, and when allotted and issued by the Company and duly paid for in accordance with its terms of issuance, will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such Ordinary Shares), and will rank pari passu with the other Ordinary Shares now in issue and outstanding.

3.	The statements in the Prospectus (if any) under the captions “Taxation”, “Enforceability of Civil Liabilities” and “Legal Matters” insofar and to the extent that they constitute a summary or description of the laws and regulations of the Cayman Islands, fairly and accurately present the information and summarise the matters referred to therein.
We consent to the filing of this opinion as an exhibit to the Registration Statement, as may be amended or supplemented from time to time, and to the references made to us under the headings “Taxation”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus and in documents incorporated by reference in the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully,
/s/ Conyers Dill & Pearman

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